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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Roy F. Weston, Inc. and Subsidiaries, which is incorporated by reference in Roy F. Weston, Inc. and Subsidiaries', Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 4, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


                                          /s/ PricewaterhouseCoopers LLP
                                          ------------------------------
                                               PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
June 16, 1999